UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 22, 2022
(Date of earliest event reported)

FEDNAT HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	000-25001	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14050 N.W. 14th Street, Suite 180 Sunrise, FL
33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 293-2532

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	FNHC	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01.	Changes in Registrant's Certifying Accountants

At a meeting held on July 22, 2022, the Audit Committee of the Board of Directors of FedNat Holding Company (the “Company”) approved the engagement of Plante & Moran, PLLC (“Plante Moran”) as its independent registered public accounting firm for the fiscal year ending December 31, 2022, subject to Plante Moran’s customary client acceptance procedures. At the same meeting, the Audit Committee approved the dismissal of Ernst & Young LLP (“EY”) as independent registered public accounting firm of the Company effective as of the date of the filing of the quarterly report for the quarter ending June 30, 2022.

The reports of EY on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles. The report of EY on the Company’s financial statements for the year ended December 31, 2021 contained an emphasis of matter with respect to the Company’s ability to continue as a going concern. EY’s report on the Company’s financial statements for the year ended December 31, 2020 was not modified as to uncertainty.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2021, and in the subsequent interim period through the date of this Current Report on Form 8-K (the “Form 8-K”)

(i)    there were no disagreements, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports for such fiscal years.

(ii)    there was one “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K, whereby EY issued an adverse opinion on the Company’s internal control over financial reporting as of December 31, 2020 as a result of the material weakness in the Company’s internal control over financial reporting as disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, related to management’s controls over the calculation of reinsurance-related balances and a profit share arrangement with the same third party.

The Company has provided EY with a copy of the disclosures it is making in this Form 8-K and requested that EY furnish the Company a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of EY’s letter, dated July 28, 2022, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K.
16.1	Letter of Ernst & Young LLP dated July 28, 2022
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDNAT HOLDING COMPANY

Date: July 28, 2022	By:	/s/ Erick A. Fernandez

Name:	Erick A. Fernandez
Title:	Interim Chief Financial Officer
(Principal Financial and Accounting Officer)